UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3980
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011, the Board of Directors of Bonds.com Group, Inc. (the “Company”) appointed Michael A. Gooch to the Company’s Board of Directors (the “Board”) to fill a final vacancy on the Board.  Mr. Gooch was appointed to the Board pursuant to the terms of the Series E Stockholders’ Agreement dated as of December 5, 2011, by and among the Company and the stockholders identified therein.  Mr. Gooch is also the Chairman of the Board of GFI Group Inc. and its Chief Executive Officer.

In connection with his appointment to the Board, the Company expects to enter into an Indemnification Agreement with Mr. Gooch.  The Indemnification Agreement will expand upon and clarify certain procedural and other matters with respect to the rights to indemnification and advancement of expenses provided to Mr. Gooch as a director of the Company pursuant to applicable Delaware law and the Company’s certificate of incorporation and bylaws.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

10.1
Series E Stockholders’ Agreement, dated as of December 5, 2011, by and among the Company, Daher Bonds Investment Company, Mida Holdings, Oak Investment Partners XII, Limited Partnership, GFINet Inc., UBS Americas Inc., Jefferies & Company, Inc., Bonds MX, LLC and the other parties thereto (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on December 9, 2011).

10.2	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Company on December 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2011

BONDS.COM GROUP, INC.

By: /s/ John Ryan
Name: John Ryan
Title: Chief Financial Officer